UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring plans and elimination of obligations

The Company has begun a restructuring of its obligations including all debts, notes, accounts payable and certain of its previously issued preferred shares.

Since September 28, 2024, the Company has entered into Obligation Exchange Agreements pursuant to which it has converted $8,122,857 of its obligations, including accounts payable, notes and certain of its previously issued preferred shares into restricted common stock using a price per share of $4.00, resulting in the aggregate issuance of 2,030,714 shares of restricted common stock.

The Company also intends to enter into separate Share Exchange Agreements whereby it expects to convert approximately $12.5 million of its previously issued Series D and Series F Preferred stock into a newly created Series A Amortizing Convertible Preferred Stock (the “Series A Shares” or “Series A Preferred Stock”) whose stated value is $25 per share, which should result in the issuance of roughly 500,000 Series A shares. The Series A Shares may be converted into shares of common stock by dividing the stated value by $4.00 (the “Conversion Price”). The Series A Shares may be converted at the option of the holder at any time, or mandatorily by the Company if certain conditions set forth in the certificate of designation (defined below and described more completely in Exhibit 3.2 to this filing) are met. As stipulated in the certificate of designation, unless converted, shares of Series A Preferred Stock will be redeemed by the Company, using common stock, or cash, 1/36th of the remaining amounts monthly beginning in January 2025. The cash redemption shall be at 105% of the original price of the Series A Preferred Stock (as adjusted) and common stock redemption shall be at a 10% discount to the average of the five lowest closing prices over a 30 trading day period.  The Company intends to accrue the redemption shares monthly and issue any shares to be used thereunder quarterly to reduce its expense. Following this exchange, we believe that there will be no outstanding shares of Series D or Series F Preferred shares. It expects this exchange to be effective during the fourth quarter of FY2024.

As a result of its terms, timeframe and other factors including regulatory and market factors outside of the control of the Company, the risk to the holders of Series A Preferred Stock is deemed to be significant, and as such its issuance is limited to only accredited institutional entities.

Furthermore, all participants in its restructuring activities have agreed to the cancelation of their warrants.

Lastly, the Company has agreed to use its commercially reasonable efforts to file a registration statement to register the resale of common stock issued in exchange for its obligations and the shares which may be issued in the conversion or redemption of Series A Preferred stock, within 120 days from the date of execution of the agreements. Further, the Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as practicable following the filing of the same. There can be no assurance that the regulatory process will be completed timely, or that the shares will ultimately become registered. Nor can there be any assurance that there will be a market for the common stock of price or volume sufficient to meet the needs of the holders for liquidity in the markets.

The Company expects to recognize a substantial gain upon extinguishment of the outstanding debt described in this Form 8-K (accounts payable and promissory notes) upon its conversion into common stock, which treatment will be subject to final review by our auditors.

A copy of the forms of the Obligation Exchange Agreement and Share Exchange Agreement is filed as Exhibit 10.1 and 10.2 respectively to this Current Report on Form 8-K and a letter that accompanied the exchange agreements as Exhibit 99.1, each incorporated herein by reference.

Financing Agreements

On October 23, 2024, the Company entered into a lending agreement with two (2) of its historical institutional investors, Cavalry Fund and Mercer Street Capital. On October 28, 2024, the Company entered into a lending agreement with another historical institutional investor, AJB. The identical notes provided $33,000 of proceeds each, are for a 12-month period, and earn interest at ten percent (10%) per year. The Lenders and the Company have agreed that the use of the proceeds is intended to fund compliance related costs such as SEC reporting, audit, legal and accounting related. The Company expects to enter into similar agreements with other investors to meet its continuing costs for compliance. A copy of the form of notes is included as Exhibit 10.3 in this filing.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure made under Item 1.01 above is incorporated herein by reference.  The Company completed the issuance of shares of common stock to a combination of accredited and non-accredited investors in a transaction not involving a public offering pursuant to section 4(a)(2) of the United States Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2023, the Company filed a Certificate of Designation, Preferences and Rights of Series A Amortizing Convertible Preferred Stock with the Nevada Secretary of State (the “Certificate of Designation”). The Company authorized 3,000,000 shares of Series A Preferred Stock, par value $0.01 per share and each share of Series A Preferred Stock has a stated value equal to $25.

As indicated above, the Series A Preferred Stock may be converted or redeemed into common stock of the Company.

Holders of shares of the Series A Preferred Stock are not entitled to receive any dividends and the security bears no interest.

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of the Company’s Common Stock, and to all other equity securities issued by the Company; and (ii) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) of the Company and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Company.

In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the majority of the outstanding Series A Preferred Stock, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or certificate of amendment, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series A Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or (b) without limiting the provisions of the Certificate of Designation, circumvent a right of the Series A Preferred Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy which is filed as Exhibit 3.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

The Company is in discussions with various of its institutional investors regarding its restructuring plans and expects to make further progress over the next few weeks and months. The goal is to have substantially all of its payables, notes and other obligations extinguished by the end of the fiscal year, December 31, 2024. While it has received positive and supportive feedback from those with whom it has discussed the plans, there can be no assurance that the restructuring will be successful, or that the current business activities will grow to a level that can support the costs associated with being a public company.

On October 29, 2024 the Company issued a press release updating shareholders on its restructuring, appointments to its Advisory Board and other business events. A copy can is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future events or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. The forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. We cannot give any guarantee that these plans, intentions, or expectations will be achieved. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
3.1	Certificate of Designation for Series A Amortizing Convertible Preferred stock
10.1	Form of obligation exchange agreement for restricted common stock
10.2	Form of share exchange agreement for Series A Convertible Preferred stock
10.3	Form of financing agreement
99.1	Form of letter accompanying the obligation exchange agreement
99.2	Press Release dated October 29, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO